EXHIBIT 10.12D

FOURTH AMENDMENT

OF

JBT CORPORATION SAVINGS AND INVESTMENT PLAN

WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the JBT Corporation Savings and Investment Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows:

1. Effective for Plan Years beginning on or after January 1, 2009, the definition of “Compensation” contained in Article I of the Plan is hereby amended to add the following sentence to the end thereto:

Notwithstanding anything herein to the contrary, Compensation shall include differential wage payments as described in Section 2.6.7 of the Plan.

2. Effective January 1, 2008, the definition of “Eligible Retirement Plan” contained in Article I of the Plan is hereby amended by adding the following to the end thereto:

For distributions made on or after January 1, 2008, an Eligible Retirement Plan shall also include a Roth IRA defined in Section 408A(b) of the Code.

3. Effective January 1, 2007, the definition of “Eligible Rollover Distribution” contained in Article I of the Plan is hereby amended by adding the following to the end thereto:

Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2007, a Participant may also elect to make a direct rollover of after-tax employee contributions to a qualified plan or a 403(b) plan that agrees to separately account for such amounts.

4. Effective January 1, 2009, unless an earlier date is specifically set forth below, Section 2.6 of the Plan is hereby amended by adding new subsections 2.6.7, 2.6.8, and 2.6.9, which shall read as follows:

2.6.7. An individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, is treated as an Employee of the Participating Employer making the payment and the differential wage payment is treated as Compensation under the Plan.

The Plan is not treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code due to any contribution or benefit which is based on the differential wage payment provided that all Employees of the Participating Employer are entitled to receive differential wage payments, and to make contributions based on such payments, on reasonably equivalent terms.

2.6.8. For purposes of Section 401(k)(2)(B)(i)(I) of the Code, an individual is treated as having been severed from employment during any period in which the individual is performing service in the uniformed services, as described in Section 3401(h)(2)(A) of the Code. If an individual elects to receive a distribution by reason of severance from employment pursuant to this Section 2.6.8, the individual may not make a Pre-Tax Contribution or an After-Tax Contribution during the 6-month period beginning on the date of the distribution.

2.6.9. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

5. Effective January 1, 2002, Section 3.1.1 is hereby amended to replace the introductory paragraph with the following:

Effective as of July 1, 2002, and for each Plan Year commencing thereafter, all Participants who have attained or will attain age fifty (50) by the close of the taxable year shall be eligible to make Catch-Up Contributions during the Plan Year in accordance with, and subject to the limitations of Code Section 414(v) as follows:

6. Effective January 1, 2010, the first paragraph of Section 3.7(a) of the Plan is hereby amended in its entirety to read as follows:

(a)	For purposes of this Section 3.7, the term ‘annual additions’ includes all Pre-Tax Contributions, After-Tax Contributions, Company Contributions, Company Safe Harbor Nonelective Contributions and Forfeitures allocated to the Participant’s Accounts for the Plan Year, but shall not include Catch-Up Contributions pursuant to Code Section 414(v) (as described in Section 3.1.1), and Excess Pre-Tax Contributions (as described in Section 3.11.4) that are distributed to the Participant by April 15th following the year for which they were contributed to the Plan.

7. Effective for limitation years beginning on or after July 1, 2007, Section 3.8 is hereby amended to add the following introductory sentence:

This Section 3.8 shall apply only to limitation years commencing prior to July 1, 2007.

8. Effective for Plan Years beginning on or after January 1, 2008, Section 3.11.2 of the Plan is hereby amended by adding the following to the end thereto:

Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Pre-Tax Contributions for the period after the close of the Plan Year in which the Excess Pre-Tax Contributions occurred, prior to the date of distribution.

9. Effective for Plan Years beginning on or after January 1, 2008, Section 3.12.7 of the Plan is hereby amended by adding the following sentence immediately following the sixth sentence:

Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Contributions for the period after the close of the Plan Year in which the Excess Contributions occurred, prior to the date of distribution.

10. Effective for Plan Years beginning on or after January 1, 2008, Section 3.13.7 of the Plan is hereby amended by adding the following sentence immediately following the fourth sentence:

Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Aggregate Contributions for the period after the close of the Plan Year in which the Excess Aggregate Contributions occurred, prior to the date of distribution.

11. Effective for Plan Years beginning on or after January 1, 2010, Section 7.2 is hereby amended in its entirety to read as follows:

7.2 Failure to Name a Beneficiary

If a Participant fails to name a Beneficiary and dies before payment of his or her Account Balance begins, or if no designated Beneficiary survives the Participant, the Administrator will pay any amounts due after the Participant’s death to the Participant’s estate.

12. Effective for Plan years beginning on or after January 1, 2007, Section 10.3 of the Plan is hereby amended by adding new Subsection 10.3.3 which shall read as follows:

10.3.3 Diversification of Employer Securities. Effective for Plan Years beginning on or after January 1, 2007, if any portion of a Participant’s Account is invested in publicly-traded Company securities, the Participant may elect to direct the Plan to divest such portion of his or her account of any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of this Section 10.3.3.

Other investment options for purposes of this Section 10.3.3 must include no less than three (3) investment options, other than Company securities, to which the Participant may redirect contributions invested in Company securities. Each such option must be diversified and have materially different risk and return characteristics. The Plan must permit divestment and reinvestment opportunities at least quarterly. Except as provided in applicable U.S. Department of Treasury regulations, the Plan may not impose restrictions or conditions on the investment of Company securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by applicable securities laws or IRS guidance.

13. Effective January 1, 2010, Section 14.1.1 of the Plan is hereby amended in its entirety to read as follows:

14.1.1 Aggregate Employer Contributions means the sum of all Company Contributions, Company Safe Harbor Nonelective Contributions, and Forfeitures allocated under this Plan for a Matched Participant, as applicable, and all employer contributions and forfeitures allocated for the Matched Participant to all Related Defined Contributions in the Aggregation group

14. Effective January 1, 2002, Section 14.1.8(c) is hereby amended to replace the phrase “separation from service” with the phrase “severance from employment.”

15. Effective January 1, 2010, Section 14.3.1 of the Plan is hereby amended in its entirety to read as follows:

14.3.1 For any Plan Year that the Plan is a Top Heavy Plan, the sum of the Company Contributions, Company Safe Harbor Nonelective Contributions, and Forfeitures allocated to the Accounts of each Matched Participant who is a Non-key Employee will be at least three percent of such Participant’s Compensation. However, if the sum of the Company Contributions, Company Safe Harbor Nonelective Contributions, and Forfeitures allocated to the Accounts of each such Participant who is a Key Employee for the Plan Year is less than three percent of his or her Compensation and this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410(b), the sum of the

Company Contributions, Company Safe Harbor Nonelective Contributions, and Forfeitures allocated to the Accounts of each such Participant who is a Non-key Employee for the Plan Year will be equal to the largest percentage of Compensation allocated to the Accounts of any such Participant who is a Key Employee. Notwithstanding the foregoing, no minimum allocation will be required for any Non-key Employee who participates in another defined contribution plan subject to Code Section 412 and included with this Plan in a Mandatory Aggregation Group.

16. Effective January 1, 2010, Section 14.3.5 of the Plan is hereby amended in its entirety to read as follows:

14.3.5 Company Contributions or Company Safe Harbor Nonelective Contributions made on behalf of a Matched Participant pursuant to Section 3.4 of the Plan shall be taken into account for purposes of satisfying the minimum allocation requirements of Section 14.3 of the Plan and Code Section 416(c)(2). Company Contributions made on behalf of a Matched Participant or Company Safe Harbor Nonelective Contributions made that are used to satisfy the minimum contribution requirements shall be treated as Company Contributions or Company Safe Harbor Nonelective Contributions, as applicable, for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 23rd day of December, 2009.

JOHN BEANTECHNOLOGIES
CORPORATION

By:	Ronald D. Mambu
Its:	Vice President, Chief Financial Officer and Controller